Exhibit 10.1

AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT AND CONSENT

This AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT AND CONSENT, dated as of December 31, 2013 (this “Amendment No. 8”), is by and among Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as agent pursuant to the Loan Agreement defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Viasystems Technologies Corp., L.L.C., a Delaware limited liability company (“Technologies”), Viasystems Corporation, an Oregon corporation formerly known as Merix Corporation (“Merix”), Viasystems Sales, Inc.., a Delaware corporation (“Viasystems Sales”), DDi Cleveland Holdings Corp., a Delaware corporation (“DDi Cleveland Holdings”), Coretec Building Inc., a Colorado corporation (“Coretec Building”), and Trumauga Properties, Ltd., an Ohio limited liability company, (“Trumauga” and together with Merix, Viasystems Sales, Technologies, DDi Cleveland Holdings, and Coretec Building, each a “Borrower” and collectively, “Borrowers”), and Viasystems, Inc., a Delaware corporation (“Parent” or “Guarantor”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantor are parties to financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of February 16, 2010, by and among Agent, Lenders, Borrowers and Guarantor, as amended or supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of March 24, 2010, Amendment No. 2 to Loan and Security Agreement and Waiver, dated as of August 2, 2011, Amendment No. 3 to Loan and Security Agreement, dated as of December 8, 2011, Amendment No. 4 to Loan and Security Agreement and Consent, dated as of April 3, 2012, Amendment No. 5 to Loan and Security Agreement and Other Financing Documents and Consent, dated as of April 16, 2012, Amendment No. 6 to Loan and Security Agreement and Waiver, dated as of April 30, 2012, and Borrower Joinder Agreement, dated June 27, 2012, and Amendment No. 7 to Loan and Security Agreement, dated as of December 28, 2012 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, without limitation, this Amendment No. 8 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers and Guarantor have advised that, in connection with a corporate restructuring, they have consummated (or intend to consummate, as applicable) each of the mergers described on Schedule I hereto on or before January 1, 2014 (the “Specified Mergers”), and Lenders have agreed to consent thereto;

WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders agree to amend and consent to waivers of certain provisions of the Loan Agreement and Agent and Lenders have agreed to make and give such amendments and consents, subject to the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 8, Agent, Lenders, Borrowers and Guarantor intend to evidence such amendments and consents on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, in correct alphabetical sequence the following definitions:

(i) “Amendment No. 8” shall mean Amendment No. 8 to Loan and Security Agreement, dated as of December 31, 2013, by and among Borrowers, Guarantor, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 8 Effective Date” shall mean the first date on which the conditions precedent set forth in Section 3 of Amendment No. 8 are satisfied.

(b) Amendments to Definitions.

(i) Applicable Margin. The definition of “Applicable Margin” in Section 1.10 of the Loan Agreement is hereby amended by deleting the table in such Section in its entirety and replacing it with the following:

“Tier	Monthly Average Excess Availability	Applicable Margin for Prime Rate Loans	Applicable Margin for Eurodollar Rate Loans	Applicable L/C Rate
Tier 1	$40,000,000 or greater	.25%	1.75%	1.75%
Tier 2	Less than $40,000,000 and greater than or equal to $20,000,000.50%		2.00%	2.00%
Tier 3	Less than $20,000,000.75%		2.25%	2.25%”

(ii) Cash Dominion Event. The definition of “Cash Dominion Event” in Section 1.24 of the Loan Agreement is hereby amended by deleting each reference to “$20,000,000” therein and replacing it with “15% of the Maximum Credit”.

(iii) Compliance Period. The definition of “Compliance Period” in Section 1.33 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

““Compliance Period” shall mean the period commencing on the date on which Excess Availability is less than or equal to 12.5% of the Maximum Credit and ending on the date on which Excess Availability has been greater than 12.5% of the Maximum Credit for any forty five (45) consecutive day period thereafter.”

(iv) Equipment Availability. The definition of “Equipment Availability” in Section 1.48 is hereby deleted in its entirety and replaced by the following:

““Equipment Availability” shall mean (a) prior to delivery to Agent of a New Equipment Appraisal Reload Notice and receipt by Agent of a New Equipment Reload Appraisal (each as hereinafter defined), eighty-five (85%) percent of the appraised net orderly liquidation value of the Eligible Equipment as set forth in the most recent appraisal of such Equipment received by Agent in accordance with the terms hereof (net of, without duplication, estimated liquidation expenses, costs and commissions); provided, that, the Equipment Availability calculated under this clause (a) shall be reduced, as of the first day of each month, commencing on February 1, 2013, by an amount equal to $333,333.33; and (b) on and after delivery to Agent of a New Equipment Reload Appraisal Notice and a New Equipment Reload Appraisal, and subject to the conditions set forth in this clause (b), eighty-five (85%) of the appraised net orderly liquidation value of the Eligible Equipment set forth in the New Equipment Reload Appraisal and in the most recent appraisal of the Eligible Equipment thereafter received by Agent in accordance with the terms hereof; provided that (in the case of this clause (b)): (i) Agent shall have received a written notice from Borrower requesting a reload of the Equipment Availability (“New Equipment Appraisal Reload Notice”), (ii) Agent shall have received a new appraisal as to the Equipment of Borrowers, including any Equipment acquired after the Amendment No. 8 Effective Date, by an appraiser reasonably acceptable to Agent, in form, scope and methodology reasonably acceptable to Agent and upon which Agent and Lenders are expressly permitted to rely (the “New Equipment Reload Appraisal”); (iii) Excess Availability shall be greater than $20,000,000 for each day during the thirty (30) consecutive period ending on the date that Equipment Availability is first adjusted pursuant to this clause (b), (iv) the Fixed Charge Coverage Ratio of Parent and its Subsidiaries, for the most recently ended period of twelve months for which Agent has received financial statements of Parent and its Subsidiaries, shall not be less than 1.0:1.0 and (v) no Event of Default shall exist as of the date the Equipment Availability is adjusted pursuant to this clause (b) and immediately after giving effect thereto; provided, further, that the Equipment Availability calculated under this clause (b) shall be reduced, as of the first day of each month, commencing on the first day of the month following the date the Equipment Availability is adjusted pursuant to this clause (b), by an amount equal to the Equipment Availability (as calculated under this clause (b) divided by sixty (60)).”

(v) Fixed Charge Adjusted EBITDA. The definition of “Fixed Charge Adjusted EBITDA)” in Section 1.64 (as amended by Amendment No. 2) is hereby amended by deleting clause (f) thereof and replacing it with the following:

“plus (f) non-recurring restructuring and impairment charges (including, without limitation, severance charges, plant closure expenses, good will impairment and asset impairment) and non-recurring fees, costs and expenses incurred during such period in each case in connection with the Merger and other subsequent merger and acquisition activity and non-recurring fees, costs and expenses incurred during such period in connection with registration statements filed by Parent or any of its Subsidiaries with the Securities Exchange Commission, but in each case only to the extent such charges, fees, costs and expenses (i) were deducted in the computation of Consolidated Net Income of such Person, (ii) are incurred on or after September 1, 2010, (iii) do not exceed $25,000,000 in the aggregate during any period of twelve consecutive months; and (iv) do not exceed $50,000,000 in the aggregate from and after the Amendment No. 8 Effective Date, plus or minus”

(vi) Maturity Date. The definition of “Maturity Date” in Section 1.102 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

““Maturity Date” shall mean December 29, 2018.”

(vii) Maximum Credit. The definition of “Maximum Credit” in Section 1.103 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

““Maximum Credit” shall mean the amount of $75,000,000 (subject to adjustment as provided in Sections 2.4 hereof).”

(viii) Permitted Acquisitions. The definition of “Permitted Acquisitions” in Section 1.121 of the Loan Agreement is hereby amended by deleting clause (i) thereof and replacing it with the following:

“(i) the aggregate amount of all consideration paid by Parent and its Subsidiaries for all acquisitions from and after the Amendment No. 8 Effective Date shall not exceed the sum of (i) $50,000,000 plus (ii) the amount of any cash equity contribution received by Parent after the date hereof from a Person other than a Loan Party which is promptly used for such purpose, and (iii) the Net Cash Proceeds of any Permitted Foreign Disposition received by a Loan Party after the date hereof through a dividend which is promptly used for such purpose (it being agreed that, solely for purposes of clauses (ii) and (iii) of this Section 1.121(i), promptly shall mean not more than five (5) Business Days, or such longer period of time if Agent receives evidence, in form and substance reasonably satisfactory to Agent, that the proceeds of such cash equity contribution or such Net Cash Proceeds have not been used for any other purpose.”

(ix) Permitted Holders. The definition of “Permitted Holders” in Section 1.125 of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

““Permitted Holders” means, collectively, HM Capital Partners LLC, Hicks, Muse Fund III Incorporated, Hicks, Muse (1999) Fund IV, LLC, HM Fund IV Cayman, LLC, Black Diamond Capital Management, L.L.C. and/or any of their respective Affiliates, officers or directors.”

(x) Permitted Joint Ventures. The definition of “Permitted Joint Ventures” in Section 1.126 of the Loan Agreement is hereby amended by deleting clause (f) thereof and replacing it with the following:

“(f) the aggregate amount of all consideration paid by Parent and its Subsidiaries for all such acquisitions from and after the Amendment No. 8 shall not exceed the lesser of (i) $20,000,000 or (ii) the aggregate amount of consideration then permitted to be paid by Parent and its Subsidiaries in respect of Permitted Acquisitions pursuant to Section 1.121(i); and”

(c) Interpretation. For purposes of this Amendment No. 8, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 8.

2. Increase in Maximum Credit. Section 2 of the Loan Agreement is hereby amended by inserting the following new Section immediately after Section 2.3:

“2.4 Increase in Maximum Credit.

(a) Administrative Borrower may, at any time, deliver a written request to Agent to increase the Maximum Credit. Any such written request shall specify the amount of the increase in the Maximum Credit that Administrative Borrower is requesting, provided, that, (i) in no event shall the aggregate amount of any such increase cause the Maximum Credit to exceed $100,000,000, (ii) such request shall be for an increase of not less than $5,000,000, (iii) any such request shall be irrevocable, (iv) in no event shall there be more than one such increase in any calendar quarter and (v) no Default or Event of Default shall exist or have occurred and be continuing.

(b) Upon the receipt by Agent of any such written request, Agent shall notify each of the Lenders of such request and each Lender shall have the option (but not the obligation) to increase the amount of its Commitment by an amount up to its Pro Rata Share of the amount of the increase thereof requested by Administrative Borrower as set forth in the notice from Agent to such Lender. Each Lender shall notify Agent within fifteen (15) days after the receipt of such notice from Agent whether it is willing to so increase its Commitment, and if so, the amount of such increase; provided, that, (i) the minimum increase in the Commitments of each such Lender providing the additional Commitments shall equal or exceed $1,000,000, and (ii) no Lender shall be obligated to provide such increase in its Commitment and the determination to increase the Commitment of a Lender shall be within the sole and absolute discretion of such Lender. If the aggregate amount of the increases in the Commitments received from the Lenders does not equal or exceed the amount of the increase in the Maximum Credit requested by Administrative Borrower, Agent may seek additional increases from Lenders or Commitments from such Eligible Transferees as it may determine, after consultation with Administrative Borrower. In the event Lenders (or Lenders and any such Eligible Transferees, as the case may be) have committed in writing to provide increases in their Commitments or new Commitments in an aggregate amount in excess of the increase in the Maximum Credit requested by Administrative Borrower or permitted hereunder, Agent shall then have the right to allocate such Commitments, first to Lenders and then to Eligible Transferees, in such amounts and manner as Agent may determine, after consultation with Administrative Borrower.

(c) The Maximum Credit shall be increased by the amount of the increase in the applicable Commitments from Lenders or new Commitments from Eligible Transferees, in each case selected in accordance with Section 2.4(b) above, for which Agent has received Assignment and Acceptances thirty (30) days after the date of the request by Administrative Borrower for the increase or such earlier date as Agent and Administrative Borrower may agree (but subject to the satisfaction of the conditions set forth below), whether or not the aggregate amount of the increase in Commitments and new Commitments, as the case may be, equal or exceed the amount of the increase in the Maximum Credit requested by Administrative Borrower in accordance with the terms hereof, effective on the date that each of the following conditions have been satisfied:

(i) Agent shall have received from each Lender or Eligible Transferee that is providing an additional Commitment as part of the increase in the Maximum Credit, an Assignment and Acceptance duly executed by such Lender or Eligible Transferee and each Borrower, provided, that, the aggregate Commitments set forth in such Assignment and Acceptance(s) shall be not less than $1,000,000;

(ii) the conditions precedent to the making of Revolving Loans set forth in Section 4.2 shall be satisfied as of the date of the increase in the Maximum Credit, both before and after giving effect to such increase;

(iii) such increase in the Maximum Credit, on the date of the effectiveness thereof, shall not violate any applicable law, regulation or order or decree of any court or other Governmental Authority and shall not be enjoined, temporarily, preliminarily or permanently; and

(iv) there shall have been paid to each Lender and Eligible Transferee providing an additional Commitment in connection with such increase in the Maximum Credit all fees and expenses due and payable to such Person on or before the effectiveness of such increase.

(d) As of the effective date of any such increase in the Maximum Credit, each reference to the term Commitments and Maximum Credit herein, as applicable, and in any of the other Financing Agreements shall be deemed amended to mean the amount of the Commitments and Maximum Credit specified in the most recent written notice from Agent to Administrative Borrower of the increase in the Commitments and Maximum Credit, as applicable. Effective on the date of each increase in the Maximum Credit pursuant to this Section 2.4, each reference in this Agreement to an amount of Excess Availability shall, automatically and without any further action, be deemed to be increased so that the ratio of the amount of Excess Availability to the amount of the Maximum Credit after such increase in the Maximum Credit remains the same as the ratio of the amount of Excess Availability to the amount of the Maximum Credit prior to such increase in the Maximum Credit.”

3. Reduction in Unused Line Fee. Section 3.2(a) of the Loan Agreement is hereby amended by deleting the table in such Section in its entirety and replacing it with the following:

“Tier	Monthly Average Excess Availability	Unused Line Fee Percentage
1	Greater than or equal to 50% of the Maximum Credit	.25%
2	Less than 50% of the Maximum Credit	.375%

4. Excess Availability. Section 9.18 of the Loan Agreement is deleted in its entirety and replaced by “Section 9. 18 [Reserved]”.

5. Financial Covenants.

(a) Fixed Charge Coverage Ratio. Section 9.17(a) is hereby amended by deleting such section in its entirety and replacing it with the following:

“(a) Fixed Charge Coverage Ratio. During any Compliance Period, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries, for the most recently ended period of twelve months for which Agent has received financial statements of Parent and its Subsidiaries, shall not be less than 1.1:1.0.”

(b) Capital Expenditures. Section 9.17(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(b) Capital Expenditures. If Parent and its Subsidiaries make Capital Expenditures in an amount in excess of $55,000,000 (any such occurrence, a “CapEx Overage) during any period of 365 consecutive days after the Amendment No. 8 Effective Date (each such period a “CapEx Test Period”), then Parent shall not permit Excess Availability to be less than $20,000,000 for any period of five consecutive Business Days during the 365 day period immediately following the date on which such CapEx Overage occurs.”

6. Consent to Specified Mergers, Disposition of Real Property, Etc. Agent and Lenders hereby consent to each of the following:

(a) the failure of Borrowers and Guarantors under Section 9.7(a)(i)(A) to provide written notice to Agent of the Specified Mergers at least 10 Business Days prior to the occurrence of such Mergers;

(b) the sale of the Real Property owned by the Loan Parties located at 1521 Poplar Lane, Forest Grove, Oregon, provided, that, before and immediately after giving effect to such disposition, no Event of Default shall exist or be continuing; and

(c) each of the mergers and transactions described on Schedule II hereto being consummated, subject to satisfaction of Sections 9.7(a)(i)(other than clause (A) thereof) or (ii)(B) and (C) of the Loan Agreement, as and if applicable (the “Post-Amendment Transactions”).

7. Amendment to Section 9.10 (Loans, Investments, Etc.). Section 9.10 of the Loan Agreement is hereby amended by (a) deleting the “and” at the end of clause (l), (b) deleting the “.” at the end of clause (m) and replacing it with “; and” and (c) inserting the following clause (n):

“(n) the acquisition by Viasystems Services (Singapore) Pte Ltd. (or another Foreign Subsidiary) of five percent (5%) of the issued and outstanding Equity Interests of Merix Printed Circuits Technology Limited from China Huizhou City Desai Group Limited for an aggregate purchase price not in excess of $15,000,000; provided, that, (i) as of the date of such acquisition, no Event of Default shall exist or be continuing, and (ii) as of the date of such acquisition and immediately after giving effect thereto and to any payments in connection therewith, the aggregate amount of the Excess Availability shall be not less than $22,500,000.”

8. Section 11.3 (Amendments and Waivers). Section 11.3(a)(ii) is hereby deleted in its entirety and replaced with the following:

“(ii) increase the Maximum Credit (other than as provided for in Section 2.4 hereof) without the consent of Agent and all of Lenders, or increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender,”

9. Eligible Collateral. Except as Agent may otherwise hereafter agree, and subject to the satisfaction of the applicable eligibility criteria, none of the assets acquired by any Borrower pursuant to the Specified Mergers shall constitute Eligible Accounts, Eligible Inventory, Eligible Equipment or Eligible Real Property unless and until the completion of field examinations, appraisals and/or title searches with respect thereto, in each case with a scope and results reasonably satisfactory to the Agent and subject to such other eligibility criteria and Reserves with respect thereto as Agent may determine in its Permitted Discretion, except to the extent such assets were already included in the Borrowing Base immediately prior to the consummation of the Specified Mergers. Unless and until a category of such assets may be eligible as provided for in the Loan Agreement, such category shall be reported to Agent separately from the other assets described in any Borrowing Base Certificate or other collateral report, except to the extent such assets were already included in the Borrowing Base immediately prior to the consummation of the Specified Mergers.

10. Representations, Warranties and Covenants.

(a) Each Borrower and Guarantor, jointly and severally, represent and warrant to Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of which are a continuing condition of the making or providing of any Loans to Borrowers:

(i) this Amendment No. 8 and each other agreement (if any) to be executed and delivered by each Borrower and Guarantor in connection herewith, with, to or in favor of Agent or Lenders (together with this Amendment No. 8, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action of each Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrowers and Guarantor enforceable against Borrowers and Guarantor in accordance with their terms, except as expressly modified or waived hereby and as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(ii) no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other Person, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment No. 8 and the other Amendment Documents;

(iii) on the date hereof, no Default or Event of Default exists or has occurred and is continuing; and

(iv) the execution, delivery and performance of this Amendment No. 8 and the other Amendment Documents (A) is within each Borrower’s and Guarantor’s limited liability company or corporate powers and (B) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property is bound.

11. Fees. In addition to all other fees payable by Borrower under the Loan Agreement and the other Financing Agreements, in consideration of this Amendment No. 8, Borrower shall pay to Agent, for itself and the other lenders in accordance with its arrangements with such Lenders, an amendment fee in the amount of $187,500, which fee shall be fully earned and payable as of the Amendment No. 8 Effective Date. Agent may, at its option, charge such amendment fee to any loan account of Borrower maintained by Agent.

12. Conditions Precedent. This Amendment No. 8 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 8, duly authorized, executed and delivered by Borrowers, Guarantor and Lenders;

(b) Agent is in receipt in immediately available funds, or has charged a loan account of Borrowers, the fee referred to in Section 10 hereof;

(c) with respect to any Specified Merger involving a Loan Party, Agent shall have received a certified copy of the certificate of merger issued by the Secretary of State (or comparable official) of the state of incorporation of the surviving entity, evidencing such merger; and

(d) no Default or Event of Default shall exist or have occurred and be continuing.

13. General.

(a) Effect of this Amendment. Except as expressly provided herein, no other consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent any conflict exists between the terms of this Amendment No. 8 and the other Financing Agreements, the terms of this Amendment No. 8 shall control.

(b) Governing Law. The validity, interpretation and enforcement of this Amendment No. 8 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Jury Trial Waiver. BORROWERS, GUARANTOR, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 8 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 8 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTOR, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ANY AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) Binding Effect. This Amendment No. 8 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e) Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

(f) Further Assurances. Borrowers and Guarantor shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 8.

(g) Entire Agreement. This Amendment No. 8, together with the other Amendment Documents, represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

(h) Counterparts, etc. This Amendment No. 8 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 8 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 8. Any party delivering an executed counterpart of this Amendment No. 8 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 8, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 8.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed and delivered by their authorized officers as of the date first above written.

BORROWERS

VIASYSTEMS CORPORATION, formerly known as Merix Corporation

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Senior Vice President and Chief Financial Officer

VIASYSTEMS SALES, INC., formerly known as DDi Sales Corp.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

DDI CLEVELAND HOLDINGS CORP.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

CORETEC BUILDING INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

TRUMAUGA PROPERTIES, LTD.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

Amendment No. 8 to Loan and Security Agreement and Consent

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GUARANTOR

VIASYSTEMS, INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Senior Vice President and Chief Financial Officer

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Amendment No. 8 to Loan and Security Agreement and Consent

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AGENT

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), as Agent

By:	/s/ Anthony Vizgirda
Name:	Anthony Vizgirda
Title:	Senior Vice President

LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, successor by merger to Wachovia Capital Finance Corporation (New England)

By:	/s/ Anthony Vizgirda
Name:	Anthony Vizgirda
Title:	Senior Vice President

Amendment No. 8 to Loan and Security Agreement and Consent

Schedule I

Specified Mergers

For purposes of Amendment No. 8, the Specified Mergers are as follows:

1.	Viasystems North America, Inc. (“VNA”) will be merged with and into Technologies (as defined in the Amendment No. 8), with Technologies as the survivor, effective as of December 31, 2013.

2.	Viasystems North America Operations, Inc. (“VNAO”) will be merged with and into Technologies, with Technologies as the survivor, effective as of January 1, 2014.

3.	Viasystems North Jackson, Inc. will be merged with and into Technologies, with Technologies as the survivor, effective as of January 1, 2014.

4.	Viasystems Milpitas, Inc. will be merged with and into Technologies, with Technologies as the survivor, effective as of January 1, 2014.

5.	Viasystems Denver, Inc. will be merged with and into Technologies, with Technologies as the survivor, effective as of January 1, 2014.

6.	Viasystems Cleveland, Inc. will be merged with and into Technologies, with Technologies as the survivor, effective as of January 1, 2014.

7.	Coretec Holdings, Inc. was merged with and into VNAO, with VNAO as the survivor, effective as of December 12, 2013.

8.	Merix Asia, Inc. was merged with and into Viasystems Corporation (“Corp.”), with Corp. as the survivor, effective as of December 19, 2013.

9.	DDI Capital Corp. was merged with and into VNA, with VNA as the survivor, effective as of December 10, 2013.

10.	DDI Intermediate Holdings Corp. was merged with and into VNA, with VNA as the survivor, effective as of December 9, 2013.

11.	Viasystems International, Inc. was merged with and into Technologies, with Technologies as the survivor, effective as of December 5, 2013.

Schedule II

Post-Amendment Mergers

For purposes of Amendment No. 8, the following are the Post-Amendment Transactions:

1.	Amalgamation of Viasystems ULC with Viasystems Canada Holdings, Inc., with Viasystems Canada Holdings, Inc. as the survivor.

2.	Amalgamation of Viasystems Services Ltd. with Viasystems Canada Holdings, Inc., with Viasystems Canada Holdings, Inc. as the survivor.

3.	Transfer of 100% shares of 100% of the issued and outstanding Capital Stock of Viasystems (BVI) Limited (“BVI”) to Technologies (as defined in Amendment No. 8.), with 65% of the voting power of all classes of the issued and outstanding Capital Stock of BVI to be pledged to Agent as required by the Loan Agreement.

4.	Amalgamation of Viasystems Canada Holdings, Inc. with Viasystems Toronto, Inc., with Viasystems Toronto, Inc. as the survivor.